INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Abatix Environmental Corp.

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our report refers to a change in method of accounting for income taxes in 1993.

                                  						S/S KPMG PEAT MARWICK LLP
                                  						--------------------------
                                  						KPMG Peat Marwick LLP

Dallas, Texas
October 5, 1995